UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2026

Edesa Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

333 Bay Street, Suite 2400, Toronto, Ontario, Canada	M5H 2T6
(Address of Principal Executive Offices)	(Zip Code)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2026, the Board of Directors (the “Board”) of Edesa Biotech, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved increases in the annual base salaries of Dr. Pardeep Nijhawan, the Company’s Chief Executive Officer, from $357,696 to $657,423, Dr. Michael Brooks, the Company’s President, from $335,340 to $591,681, and Peter Weiler, the Company’s Chief Financial Officer, from $300,000 to $525,938, in each case pursuant to their respective employment agreements with the Company and retroactive to July 1, 2026. Prior to the foregoing increases, the base salaries of the Company’s executive officers had last been adjusted in 2023.

As previously disclosed, 90% of Dr. Nijhawan’s monthly base salary otherwise payable in cash will continue to be issued in the form of fully vested restricted share units under the Company’s 2019 Equity Incentive Compensation Plan.

The foregoing descriptions of the compensatory arrangements of Dr. Nijhawan, Dr. Brooks and Mr. Weiler do not purport to be complete and are qualified in their entirety by reference to their respective employment agreements, which are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, filed on December 12, 2025, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: October 23, 2026	By:	/s/ Peter J. Weiler
	Name:	Peter J. Weiler
	Title:	Chief Financial Officer